David E. Coffey C.P.a.

6767 West Tropicana Suite 216

Las Vegas, Nevada 89103

Capstone International Corporation

Surrey, B.C., Canada

    I hereby consent to the use of my report for the cumulative period ended December 31, 2003, dated April 13, 2004, in the annual report on Form 10-K for First national Power Corporation

/S/ DAVID COFFEY

David Coffey C.P.A.

Las Vegas, Nevada

April 13, 2004